UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2021

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 765-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2¢ per share	IFF	New York Stock Exchange
6.00% Tangible Equity Units	IFFT	New York Stock Exchange
0.500% Senior Notes due 2021	IFF 21	New York Stock Exchange
1.75% Senior Notes due 2024	IFF 24	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Second Supplemental Indenture

On March 4, 2021, International Flavors & Fragrances Inc. (“IFF”) entered into a second supplemental indenture (the “Second Supplemental Indenture”) among Nutrition & Biosciences, Inc. (“N&B”), IFF and U.S. Bank National Association, as trustee (the “Trustee”), which amends and supplements the indenture dated as of September 16, 2020 (the “Base Indenture”) among N&B and the Trustee providing for the following tranches of notes (collectively, the “Notes”): $300.0 million aggregate principal amount of 0.697% Senior Notes due 2022; $1.0 billion aggregate principal amount of 1.230% Senior Notes due 2025; $1.2 billion aggregate principal amount of 1.832% Senior Notes due 2027; $1.5 billion aggregate principal amount of 2.300% Senior Notes due 2030; $750.0 million aggregate principal amount of 3.268% Senior Notes due 2040; and $1.5 billion aggregate principal amount of 3.468% Senior Notes due 2050, as supplemented by a first supplemental indenture, dated as of February 1, 2021 (the “First Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

The Second Supplemental Indenture amends and supplements the Indenture by (i) providing an assumption by IFF of the obligations of N&B under the Notes and the Indenture and (ii) releasing (a) N&B from any further obligations under the Indenture and the Notes and (b) IFF’s guarantee under the Indenture.

The foregoing description of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

Icon Debt Assumption Supplement

On March 4, 2021, IFF also entered into the Icon Debt Assumption Supplement (the “Assumption Supplement”), which supplements the Term Loan Credit Agreement dated as of January 17, 2020, and as previously amended as of August 25, 2020, among N&B and Morgan Stanley Senior Funding, Inc. as administrative agent (the “Credit Agreement”).

Pursuant to the terms of the Assumption Supplement, IFF has assumed all obligations of N&B under the Credit Agreement and N&B has been released from all obligations under the Credit Agreement.

As previously disclosed, on February 1, 2021, IFF entered into a guarantee of N&B’s obligations under the Credit Agreement (the “IFF Guarantee”) and N&B entered into a guarantee of IFF’s obligations under (i) the Second Amended and Restated Credit Agreement, dated as of August 25, 2020, which amended and restated the Credit Agreement, dated as of November 9, 2011, which had been previously amended and restated as of December 2, 2016, and further amended as of May 21, 2018, June 6, 2018, July 13, 2018 and January 17, 2020 among IFF, certain of its subsidiaries, the banks, financial institutions and other institutional lenders party thereto, and Citibank, N.A. as administrative agent, (ii) the Term Loan Credit Agreement, dated as of June 6, 2018, and amended as of July 13, 2018, as of January 17, 2020, and as of August 25, 2020, among IFF, the banks, financial institutions and other institutional lenders party thereto, and Morgan Stanley Senior Funding, Inc. as administrative agent and (iii) the Term Loan Credit Agreement, dated as of May 15, 2020, and amended as of August 25, 2020, among IFF, the lenders party thereto and China Construction Bank Corporation, New York Branch, as administrative agent (collectively the “N&B Guarantees” and, together with the IFF Guarantee, the “Guarantees”). Each of the Guarantees has been terminated concurrently with the effectiveness of the Assumption Supplement.

The foregoing description of the Assumption Supplement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assumption Supplement, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

4.1	Second Supplemental Indenture, dated as of March 4, 2021, among Nutrition & Biosciences, Inc., International Flavors & Fragrances Inc. and U.S. Bank National Association, as trustee.

4.2	Icon Debt Assumption Supplement, dated as of March 4, 2021, among Neptune Merger Sub II LLC (as successor by merger to Nutrition & Biosciences, Inc.) and International Flavors & Fragrances Inc., and as acknowledged by Morgan Stanley Senior Funding, Inc., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Nanci Prado
Name:	Nanci Prado
Title:	Deputy General Counsel
Dated:	March 4, 2021